Exhibit 99.1

Aerie Pharmaceuticals and Ramot at Tel Aviv University

Enter Research Collaboration

-Focused on Anti-Beta Amyloid Small Molecule Product Candidate for Neuroprotection and Dry AMD-

IRVINE, California & TEL AVIV, Israel -September 8, 2015- (BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, and Ramot at Tel Aviv University Ltd., Tel Aviv University’s technology transfer company, today announced a research collaboration and license agreement for a preclinical anti-beta amyloid small molecule product candidate for neuroprotection and dry age-related macular degeneration (dry AMD).

Collaboration Highlights

•	The proprietary technology was originally developed by Prof. Ehud Gazit of the George S. Wise Faculty of Life Sciences at Tel Aviv University. The technology is based on the combination of non-coded a-aminoisobutyric acid and aromatic recognition module to construct a novel chemical entity that is a safe and potent inhibitor of the formation of toxic amyloid assemblies. The collaboration will focus on evaluating Ramot’s preclinical anti-beta amyloid small molecule product candidate for neuroprotection in glaucoma and for reduction of geographic atrophy in advanced dry AMD. Beta amyloid is elevated in diseased tissues of patients with Alzheimer’s disease, glaucoma and dry AMD. Neurotoxic amyloid beta molecular complexes, or oligomers, are considered to be a common pathological agent leading to degeneration of neurons and neurosensory cells.

•	Under the terms of the license agreement, Aerie will be responsible for all research and development activities. Ramot will receive development milestone payments from Aerie and will receive royalty payments upon successful commercialization of any products arising from the collaboration. The terms of the agreement provide for a one-year research collaboration and include an exclusive option for Aerie to obtain from Ramot an exclusive license to pursue further development of this preclinical anti-beta amyloid product candidate for all ophthalmic indications, including both front and back of the eye. Initial commitments, including research and execution investments, are not considered material to Aerie’s financial statements at this time.

“We are delighted to collaborate with Ramot. We believe that their small molecule anti-beta amyloid product candidate may evolve into novel therapies for two areas of critical need in ophthalmology, including the ability to protect the optic nerve from further deterioration in glaucoma patients, and serving the sizeable dry AMD market. In addition, since we have the rights to all ophthalmic indications for this product candidate, we intend to investigate other possible applications for this compound including when dosed topically. This collaboration is yet another important step for Aerie as we continue to build our pipeline of product candidates in the ophthalmic pharmaceutical space,” said Vicente Anido, Jr., Ph.D., Aerie’s Chairman and Chief Executive Officer.

“We believe Aerie is the right partner to explore the full potential of this exciting molecule in ophthalmology,” Shlomo Nimrodi, Ramot Chief Executive Officer, commented. “We have observed solid preclinical evidence that beta amyloid is a compelling target for both glaucoma and dry AMD, and we have great confidence that Aerie will pursue this opportunity with a high level of scientific acumen and diligence.”

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie is currently conducting a Phase 3 registration trial in the United States named Rocket 2, where the primary efficacy endpoint is to demonstrate non-inferiority of IOP lowering for RhopressaTM compared to timolol, along with a Phase 3 registration safety-only trial, named Rocket 3, in Canada. Aerie completed its initial Phase 3 registration trial, named Rocket 1, the three-month efficacy results of which were initially reported in April 2015, and expects to commence a fourth Phase 3 registration trial, named Rocket 4, in September 2015. Aerie also completed in 2014 a Phase 2b clinical trial in which RoclatanTM met the primary efficacy endpoint, demonstrating the statistical superiority of RoclatanTM to each of its components, and plans to commence the first Phase 3 registration trial for RoclatanTM, named Mercury 1, in September 2015.

About Ramot at Tel Aviv University

Ramot is the technology transfer company of Tel Aviv University. Ramot fosters, initiates, leads and manages the transfer of new technologies from university laboratories to the marketplace by performing all activities relating to the protection and commercialization of inventions and discoveries made by faculty, students and other researchers. Ramot provides a dynamic interface connecting industry to leading-edge science and innovation, offering new business opportunities in a broad range of emerging markets.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements related to, among other things: the success, timing and cost of ongoing and anticipated preclinical studies and clinical trials for Aerie’s current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; expectations regarding the clinical effectiveness of Aerie’s product candidates and results of its clinical trials; the timing of and Aerie’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, its product candidates; expectations regarding the commercialization of Aerie’s product candidates; Aerie’s plans to pursue development of its product candidates for additional indications and other therapeutic opportunities; Aerie’s plans to explore possible uses of its existing proprietary compounds beyond glaucoma; and expectations regarding collaborations. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Many of these risks are discussed in greater detail under the heading “Risk Factors” in the quarterly and annual reports that Aerie files with the Securities and Exchange Commission. In particular, the preclinical research discussed in this press release is preliminary and the outcome of such preclinical studies may not be predictive of the outcome of later clinical trials. Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this press release. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Ramot at Tel Aviv University

Shlomo Nimrodi

shlomo.nimrodi@ramot.org